Exhibit 10.1 TRANSITION AGREEMENT This TRANSITION AGREEMENT is entered into as of April 30, 2025 (the “Effective Date”), by and between Cognex Corporation, a Massachusetts corporation with a principal place of business at One Vision Drive, Natick, Massachusetts 01760 (with its affiliates, subsidiaries, successors and assigns as presently constituted and as may be established in the future, the “Company”) and Mr. Robert J. Willett, the undersigned employee of the Company (“Mr. Willett”). WHEREAS, Mr. Willett is the Chief Executive Officer (“CEO”) of the Company and on April 30, 2025, Mr. Willett advised the Company’s Board of Directors (the “Board”) of his decision to retire from the role of Chief Executive Officer, effective at 5PM EDT on June 27, 2025 (the “Transition Date”); WHEREAS, upon Mr. Willett’s recommendation and appointment by the Board of Directors, Matthew Moschner, the Company’s President and Chief Operating Officer, will succeed Mr. Willett as CEO and, in such capacity, the Company’s “principal executive officer,” effective as of the Transition Date; and WHEREAS, Mr. Willett and the Company would like to facilitate a smooth and effective transition. NOW THEREFORE, in consideration of the mutual covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company and Mr. Willett agree as follows: 1. Transition Period Prior to the Transition Date, Mr. Willett shall remain Chief Executive Officer and retain all decision- and policy-making authority that Mr. Willett currently has as of the Effective Date. Prior to the Transition Date, Mr. Willett’s annual salary shall remain $700,000, Mr. Willett’s target bonus shall remain $1,250,000 (with a “Pmax” of 250%), and Mr. Willett shall remain eligible for all Company benefits for which he is currently entitled. If a Company bonus is paid in 2026 for Company and individual achievement in 2025 pursuant to the Company’s annual bonus plan, Mr. Willett shall be entitled to his earned, 2025 bonus prorated through the Transition Date (the “Prorated 2025 Bonus”). For example, if Mr. Willett’s 2025 bonus was calculated to be $100,000 (taking into account Company and individual achievement), Mr. Willett would be entitled to a Prorated 2025 Bonus of $48,767.12 (178 days/365 days). Any such Prorated 2025 Bonus shall be payable in 2026 at the same time 2025 bonuses are paid generally to other senior executives of the Company. 2. Post-Transition Employment and Compensation Immediately following the Transition Date, Mr. Willett’s title shall change from “Chief Executive Officer” to “Strategic Advisor to the CEO” and Mr. Willett shall no longer hold any authority to bind the Company or have any direct reports. Mr. Willett’s annual salary shall be reduced to $60,000 and he shall no longer be eligible to participate in the Company’s annual bonus plan (excluding the Prorated 2025 Bonus, if any). Following the Transition Date, Mr. Willett agrees to continue as an at-will employee of the Company in an advisory role to Matthew Moschner or the then- current CEO, reporting to Matthew Moschner or the then-current CEO. In this advisory role and with reasonable advanced notice, Mr. Willett agrees to be generally available to Mr. Moschner or the then-current CEO during business hours up to 10 hours per month until April 30, 2026. Thereafter, Mr. Willett’s availability will be reduced to 5 hours per month. Mr. Willett shall not be required to come into an office or travel. However, Mr. Willett will continue to have access to the Company’s Natick, Massachusetts headquarters and is welcome to work from the office when convenient. If Mr. Willett agrees to travel for the Company at the direction of Mr. Moschner or the then-current CEO, Mr. Willett shall continue to be reimbursed for reasonable travel expenses pursuant to the Company’s policies. For as long as he is a continuing at-will employee, Mr. Willett shall be entitled to (i) participate in the Company’s standard employee benefits in accordance with the eligibility terms thereof, excluding the Company’s annual bonus plan (e.g., medical/dental insurance, 401(k), life insurance, disability insurance, etc.); (ii) information technology services generally available to Company employees; (iii) a Company email account; and (iv) current Cognex-provided laptops, docking stations, monitors and iPhone (with cell-service paid for by the Company). So long as Mr. Willett is an employee of the Company, Mr. Willett is welcome at Company events that are open to all Natick-based employees.

PAGE 2 3. Term / At-Will Employment This Transition Agreement shall be in effect from the Effective Date until December 31, 2029, or the earlier date that Mr. Willett ceases to be an employee of the Company (the “Term”). Unless Mr. Willett’s employment is terminated earlier by either Mr. Willett or the Company, Mr. Willett shall cease to be an employee of the Company on January 1, 2030. During the Term of this Transition Agreement, Mr. Willett shall remain an “at-will” employee and nothing herein shall create a contract or guarantee of employment. Either the Company or Mr. Willett may terminate Mr. Willett’s employment at any time for any or no reason with no liability to Mr. Willett or to the Company. 4. Treatment of Equity Awards As of the Effective Date, Mr. Willett shall receive no new equity awards pursuant to the Company’s equity plans. Mr. Willett’s existing equity awards, as of the Effective Date, shall continue to vest pursuant to their terms so long as Mr. Willett remains a member of the Company’s Board of Directors (the “Board”). If Mr. Willett ceases to be a member of the Board, Mr. Willett shall automatically forfeit all unvested portions of his outstanding equity awards and all applicable equity agreements shall be deemed amended hereby to provide for such treatment without any further action by Mr. Willett and/or the Company. As a result, once Mr. Willett is not a member of the Board, equity awards shall no longer vest. Vested stock option awards, however, shall continue to be available for exercise during the Term pursuant to the terms of such awards (provided that, in no event shall any stock option be exercisable following the original expiration date applicable to such vested stock option). In the event of a Change of Control, Mr. Willett’s equity awards shall be treated in the same way as the then-current CEO’s equity awards. A “Change of Control” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the capital stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity (or its ultimate parent, if applicable) immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. 5. Restrictive Covenants Mr. Willett hereby acknowledges and reaffirms the obligations set forth in that certain Employee Invention, Non- Disclosure and Non-Competition Agreement, by and between Mr. Willett and the Company, dated June 7, 2016 (the “Restrictive Covenant Agreement”). Mr. Willett has received adequate consideration for the obligations contained therein. Nothing herein shall be deemed to modify, amend, waive or otherwise supersede any term or provision of the Restrictive Covenant Agreement. If there is a conflict between this Transition Agreement and the Restrictive Covenant Agreement, the Restrictive Covenant Agreement shall govern. 6. Miscellaneous a. Mr. Willett acknowledges that the amount of Mr. Willett’s compensation reflects, in part, Mr. Willett’s obligations and the Company’s rights under this Transition Agreement; that Mr. Willett has no expectation of any additional compensation, royalties or other payment of any kind not otherwise referenced herein in connection herewith; and that Mr. Willett will not be subject to undue hardship by reason of Mr. Willett’s full compliance with the terms and conditions of this Transition Agreement or the Company’s enforcement thereof. b. This Transition Agreement, together with the Restrictive Covenant Agreement, contains the entire understanding and agreement between the parties hereto with respect to the matters referred to in this Transition Agreement. This Transition Agreement may be altered, amended or superseded only by an agreement in writing, signed by the parties or the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. No failure by the Company to insist on strict compliance with any of the terms herein, and no delay or omission by the Company in exercising any right under this Transition Agreement will operate as a waiver of such term or terms. A written waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion. c. The provisions of this Transition Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any provision or covenant herein contained is invalid, or overly broad or unreasonable under applicable law, in whole or in part, the parties request that the court revise said provision or

PAGE 3 covenant so as to provide the maximum benefit allowed by law to the Company, and that the remaining provisions or covenants remain unchanged and enforceable. d. In connection with any compensation paid pursuant to this Transition Agreement, the Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from Mr. Willett the amount that would satisfy the minimum withholding amount due. e. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Mr. Willett at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. f. All issues concerning the construction, validity, enforcement and interpretation of this Transition Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts. Mr. Willett waives objection to venue, any right to change of venue, and hereby submits to the exclusive jurisdiction of the state and federal courts sitting in Massachusetts, and any courts from which an appeal from those courts may be taken, for the purpose of any suit, action, or other proceeding arising out of or in connection with this Transition Agreement. g. This Transition Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, and all of which together will constitute a single instrument. Any signatures delivered by a party by e- mail transmission of an electronic file will be deemed an original signature. The above is hereby agreed and accepted as of the Effective Date. Employee: /s/ Robert J. Willett Cognex Corporation: (Employee Signature) Mr. Robert J. Willett By: /s/ Anthony Sun (Printed Name) Anthony Sun, Chairman